UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2005, Briggs & Stratton Corporation (the “Company”) entered into a consulting agreement with Stephen H. Rugg, Senior Vice President - Sales and Service of the Company. Mr. Rugg will be retiring on May 15, 2005, at which time the consulting agreement will become effective.

The consulting agreement provides for a two-year term beginning May 16, 2005 and ending May 15, 2007. Under the consulting agreement, Mr. Rugg will advise the Company and provide certain consulting services (as set forth in the consulting agreement), when and as requested by the Company. In consideration for the services performed by Mr. Rugg, he will be paid a fee of $25,000 per month from May 16, 2005 through May 15, 2006 and $16,667 per month from May 16, 2006 through May 15, 2007, plus reasonable travel and living expenses payable at the end of each month. As an independent contractor, Mr. Rugg will be responsible for his own insurance and applicable federal and state taxes.

The consulting agreement restricts Mr. Rugg from competing with the Company during the term of the consulting agreement and for two years after its expiration, and from disclosing confidential information concerning the Company during and after the term.

This description of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the consulting agreement, which is attached as Exhibit 10.5 hereto, and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Exhibits. The following exhibit is being furnished herewith:

10.5	Consulting Agreement entered into on May 4, 2005, between Briggs & Stratton Corporation and Stephen H. Rugg

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: May 10, 2005	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
10.5	Consulting Agreement entered into on May 4, 2005, between Briggs & Stratton Corporation and Stephen H. Rugg

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